UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2008

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 960 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 25, 2008 MMC Energy, Inc’s (“MMC”) operating subsidiaries, MMC Energy North America, LLC (“NA”), and MMC Mid-Sun, LLC (“SUN”), executed amendments to their respective Energy Management Agreements (the “Amendments”), originally entered into on November 22, 2006, with Bear Energy L.P., (“Bear”), an affiliate of The Bear Stearns Companies Inc.

Under the terms of the Amendments, Bear is required to continue to provide energy management services for the period from March 1, 2008 through December 31, 2008 for MMC's natural gas fired power plants located in San Diego and Bakersfield, California. Under the terms of the Amendments, Bear continues to have the exclusive agency right to purchase fuel and sell energy and ancillary services for MMC.

Bear will also continue to act as MMC’s Scheduling Coordinator with the California Independent System Operator and the Contract Marketer with Sempra Utilities and its subsidiaries, the local natural gas distribution companies for MMC’s plants.

Bear will continue to receive a fixed monthly fee and a performance incentive for revenues generated in excess of MMC’s annual approved budget for the facilities.

MMC guarantees the performance of its subsidiaries under the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 31, 2008	MMC ENERGY, INC.

	By:	/s/ Denis Gagnon
Name: Denis Gagnon
Title: Chief Financial Officer